Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2023, relating to the financial statements of Regal Rexnord Corporation and the effectiveness of Regal Rexnord Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Regal Rexnord Corporation for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

May 10, 2023